UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs,  CO 80906

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

 Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Gold Resource Corporation (the “Company”) amended its employment agreements with certain of its executive officers, including Jason Reid, its CEO and President, to reduce the time required to give notice of intent to terminate the employment agreement to 30 days’ notice.  Subsequent to such amendments, the Company and the executives gave mutual notice that the parties did not intend to renew the current employment agreements with the effective renewal date of July 1 and instead intend to let the agreements expire pursuant to its terms on June 30, 2015.

The Company intends to enter into new employment agreements with its current executives (excluding its Interim CFO) effective July 1, 2015 substantially in the form as the Amended and Restated Executive Employment Agreement attached hereto as Exhibit 10.1 (the “Amended and Restated Agreement”).  The Company desires to enter into new agreements with its executive officers to provide uniform terms and conditions regarding its executives’ employment and to modify certain compensation obligations, including reducing the severance amount payable for termination without cause for certain executives and to provide a clawback provision relating to incentive compensation.  A final execution version of the Amended and Restated Agreement will be provided in a subsequent filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

10.1 Form of Amended and Restated Executive Employment Agreement.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: June 4, 2015	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit
Number	Description of Exhibit

10.1	Form of Amended and Restated Executive Employment Agreement.